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                                                                      EXHIBIT 23

                  CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Mason-Dixon Bancshares, Inc.

     We hereby consent to the incorporation by reference in the prospectuses included in Registration Statement No. 33-80039, 333-07943, 33-07945, each on Form S-8, and Registration Statements No. 333-94686 on Form S-3, and in the Annual Report on Form 10-K of Mason-Dixon Bancshares, Inc. for the year ended December 31, 1996, of our report dated January 17, 1997, relating to the consolidated financial statements of Mason-Dixon Bancshares, Inc.

                                       /s/ Stegman & Company
                                       ---------------------
                                       Stegman & Company

Towson, Maryland
March 26, 1997